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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-50860, 33-50862, 33-50864, 33-54140, 33-
57734, 33-78804, 33-92312, 33-95288, 333-22631, 333-26857, 333-28745, 333-28675,
333-40671, 333-46259, 333-53705, 333-53707, 333-78553, and 333-78551) of Banyan
Systems Incorporated of our report dated February 2, 2000 except for Note T, for which the date is March 2, 2000 relating to the financial statements, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2000 relating to the financial statement schedule in this Annual Report on Form 10-K.


                                /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2000